Exhibit 99.1

JLL
Income Property Trust™
Non-listed, daily valued, perpetual life REIT

Monthly Performance Report
September 2015

OFFERING

JLL Income Property Trust (JLLIPT) is an institutionally managed, non-listed real estate investment trust (REIT). The offering is perpetual and its net asset value (NAV) is calculated and posted daily at www.jllipt.com. An investment in JLLIPT gives investors access to a diversified portfolio of core commercial real estate investments.

Real estate investments, such as JLLIPT, have the potential to address a portion of an investor's income needs, may enhance the overall performance of their broader investment portfolio, and offer the potential for appreciation over a longer-term time horizon.

INVESTMENT OBJECTIVES

- Generate attractive income for distribution to stockholders
- Preserve and protect invested capital
- Achieve NAV appreciation over time
- Enable the use of real estate as a component of portfolio diversification

There can be no guarantee that these objectives will be achieved.

INVESTMENT STRATEGY

Acquire, own and actively manage a broadly diversified portfolio of income-producing properties (core) and real estate-related assets, in an attempt to achieve income stability, diversification and favorable risk-adjusted returns.

NET RETURNS[1]

Share Class	Year	Month												Quarter				Year
		Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Q1	Q2	Q3	Q4	YTD
M	2015	1.32%	0.37%	0.21%	0.94%	0.93%	0.30%	2.41%	0.36%	1.19%	-	-	-	1.91%	2.18%	4.01%	-	8.30%
	2014	0.79%	0.39%	0.45%	0.68%	0.29%	0.75%	1.26%	0.19%	0.58%	0.77%	0.38%	1.15%	1.63%	1.74%	2.04%	2.32%	7.95%
	2013	0.20%	0.00%	(0.08%)	1.69%	(0.10%)	(0.01%)	0.69%	0.10%	0.56%	0.00%	0.29%	0.84%	0.12%	1.58%	1.36%	1.14%	4.26%
	2012	-	-	-	-	-	-	-	-	-	2.30%	(0.20%)	0.12%	-	-	-	2.22%	2.22%
A	2015	1.33%	0.28%	0.13%	0.85%	0.84%	0.33%	2.32%	0.27%	1.22%	-	-	-	1.75%	2.02%	3.86%	-	7.81%
	2014	0.79%	0.29%	0.43%	0.59%	0.39%	0.62%	1.16%	0.10%	0.61%	0.67%	0.38%	1.08%	1.52%	1.61%	1.88%	2.14%	7.34%
	2013	0.20%	0.00%	(0.20%)	1.69%	(0.20%)	0.08%	0.59%	0.10%	0.45%	(0.10%)	0.20%	0.83%	0.00%	1.58%	1.14%	0.93%	3.69%
	2012	-	-	-	-	-	-	-	-	-	2.30%	(0.29%)	0.09%	-	-	-	2.09%	2.09%
M-I[2]	2015	1.42%	0.37%	0.27%	0.94%	0.93%	0.36%	2.41%	0.36%	1.25%	-	-	-	2.08%	2.24%	4.07%	-	8.60%
	2014	-	-	-	-	-	-	1.26%	0.29%	0.56%	0.77%	0.38%	1.22%	-	-	2.12%	2.38%	4.55%
A-I[2]	2015	1.42%	0.28%	0.30%	0.84%	0.93%	0.39%	2.32%	0.45%	1.19%	-	-	-	2.01%	2.18%	4.00%	-	8.40%
	2014	-	-	-	-	-	-	1.26%	0.19%	0.58%	0.77%	0.38%	1.16%	-	-	2.04%	2.32%	4.41%

RETURNS SINCE INCEPTION[3]

	Class M	Class A	Class M-I	Class A-I
Net Annualized Returns Since Inception	7.61%	7.00%	10.70%	10.41%
Standard Deviation Since Inception[4]	2.12%	2.14%	1.98%	1.92%

All data shown as of September 30, 2015

[1] Past performance is no guarantee of future results. Total return represents the compound rate of return for each period assuming reinvestment of all distributions. Returns for periods greater than one year are annualized. The returns are net of all management fees (e.g. the Fixed and Variable Management Fee), dealer manager fees and Company expenses (e.g. administration, organization, legal and accounting fees, and transaction expenses) and include capital gains and other earnings. Class A and A-I shares are available for brokerage accounts, subject to suitability requirements. Performance does not include sales commissions that may be applicable to investors. Class M and M-I shares are available through fee-based programs, wrap accounts, registered investment advisors, and other institutional and fiduciary accounts, subject to suitability requirements. See Notes section on back page for share class fees. NAV is reported based on the fair value of assets less liabilities. The returns have been prepared using unaudited data and valuations of the underlying investments in the Company's portfolio, which are calculated by our independent valuation advisor. Valuations based upon unaudited or estimated reports from the underlying investments may be subject to later adjustments or revisions. Current performance may be higher or lower than the performance quoted herein. The investment return and principal value of an investment will fluctuate so that an investment may be worth more or less than its original cost. No representation or warranty is made as to the efficacy of any particular strategy or the actual returns that may be achieved. Our daily NAV can be found on our website at www.jllipt.com and our toll-free line, 855.652.0277.

[2] Class M-I and A-I returns calculated beginning on July 1, 2014.

[3] Class M and A shares went effective as part of the initial offering on October 1, 2012 at an offering price of $10.00 per share. The inception date for Class M-I and A-I shares was July 1, 2014.

[4] Standard deviation reflects annualized standard deviation since October 1, 2012 for Class M and A shares and since July 1, 2014 for M-I and A-I shares. Standard Deviation measures the variation of returns around the average return from the investment over a given period of time. The higher the standard deviation, the greater the variance/volatility of the investment returns.

This sales and advertising literature is neither an offer to sell nor a solicitation of an offer to buy securities. An offering is made only by the prospectus. **This literature must be read in conjunction with the prospectus in order to fully understand all of the implications and risks of the offering of securities to which the prospectus relates. A copy of the prospectus must be made available to you in connection with any offering.** No offering is made except by a prospectus filed with the Department of Law of the State of New York. Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if the prospectus is truthful or complete, or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

For Investment Professional Use Only | Not For Client Distribution | See back panel for important disclosure information

This report is current as of the date noted, is solely for informational purposes, and does not purport to address the financial objectives, situation, or specific need of any individual reader. Opinions and estimates expressed herein are as of the date of the report and are subject to change without notice. Neither the information nor any opinion expressed represents a solicitation for the purchase or sale of any security. Economic or financial forecasts are inherently limited and should not be relied on as an indicator of future investment performance.

Past performance is no guarantee of future results. The returns shown in this document are intended to represent investment results for the Company for the period stated and are not predictive of future results. Nothing herein should be construed as a solicitation of clients, or as an offer to sell or a solicitation of an offer to invest in the Company. Such investments may be offered only pursuant to a prospectus. Certain information herein has been obtained from public and third party sources and, although believed to be reliable, has not been independently verified and its accuracy, completeness or fairness cannot be guaranteed.

NOTES

MANAGEMENT FEES

	Description
Fixed Fee	Accrues daily in an amount equal to 1/365th of 1.25% of the NAV for each share class
Performance Fee	Calculated for each share class as 10% of the total return in excess of 7% per annum on a calendar-year basis

SHARE CLASS SPECIFIC FEES

	Class A Shares	Class A-I Shares	Class M Shares	Class M-I Shares
Availability (Subject to suitability requirements)	Through brokerage and transactional-based accounts		Through fee-based programs, wrap accounts, registered investment advisors, and other institutional and fiduciary accounts	
Minimum Initial Investment	$10,000	$1,000,000	$10,000	$1,000,000
Selling Commission	up to 3.50%	up to 1.50%	None	None
Dealer Manager Fee	1.05%	0.30%	0.30%	0.05%

The selling commission is a percentage of the NAV per share paid on Class A and A-I shares on the date of purchase and may be reduced or eliminated for certain categories of purchasers. The dealer manager fee accrues daily in an amount equal to 1/365th of the percentage of the NAV for such day on a continuous basis. All share class specific fees are paid to the dealer manager and may be reallowed to participating broker-dealers.

SUMMARY RISK FACTORS

You should read the prospectus carefully for a description of the risks associated with an investment in JLL Income Property Trust. Some of these risks include but are not limited to the following:

- Since there is no public trading market for shares of our common stock, repurchases of shares by us after a one-year minimum holding period will likely be the only way to dispose of your shares.
- After a required one-year holding period, we limit the amount of shares that may be repurchased under our repurchase plan to approximately 5% of our net asset value (NAV) per quarter and 20% of our NAV per annum. Because our assets will consist primarily of properties that generally cannot be readily liquidated, we may not have sufficient liquid resources to satisfy repurchase requests. Further, our board of directors may modify or suspend our repurchase plan if it deems such action to be in the best interest of our stockholders. As a result, our shares have limited liquidity and at times may be illiquid.
- The purchase and redemption price for shares of our common stock will be based on the NAV of each class of common stock and will not be based on any public trading market. Because valuation of properties is inherently subjective, our NAV may not accurately reflect the actual price at which our assets could be liquidated on any given day.
- We are dependent on our advisor to conduct our operations. We will pay substantial fees to our advisor, which increases your risk of loss.
- We have a history of operating losses and cannot assure you that we will achieve profitability.
- Our advisor will face conflicts of interest as a result of, among other things, time constraints, allocation of investment opportunities, and the fact that the fees it will receive for services rendered to us will be based on our NAV, which it is responsible for calculating.
- The amount of distributions we make is uncertain and there is no assurance that future distributions will be made. We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, or offering proceeds.
- Our use of leverage increases the risk of your investment.
- If we fail to maintain our status as a REIT, and no relief provisions apply, we would be subject to serious adverse tax consequences that would cause a significant reduction in our cash available for distribution to our stockholders and potentially have a negative impact on our NAV.

FORWARD-LOOKING STATEMENT DISCLOSURE

This literature contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will," and other similar terms, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks, uncertainties, and contingencies include, but are not limited to, the following: our ability to effectively raise capital in our offering; uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our investment strategy; and other risk factors as outlined in our registration statement on Form S-11 (Registration No. 333-196886) and periodic reports filed with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. We undertake no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in our expectations.

Copyright © 2015 LaSalle Investment Management, Inc. All rights reserved. No part of this publication may be reproduced by any means, whether graphically, electronically, mechanically or otherwise howsoever, including without limitation photocopying and recording on magnetic tape, or included in any information store and/or retrieval system without prior permission of LaSalle.

LS-MPR-1015